February 26, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          RE:  Prudential MoneyMart Assets
               File Nos. 2-55301 and 811-2619

Ladies and Gentlemen:

           On  behalf of Prudential-Bache MoneyMart Assets, Inc. (doing business as  Prudential  MoneyMart  Assets), enclosed for  filing  under  the  Investment

Company Act of l940 are:


          (l)  One copy of the Rule 24f-2 Notice; and

          (2)  Opinion of counsel to the Fund.

          These documents have also been filed using the Edgar system.

           If you have any questions relating to the foregoing, please call the undersigned at (212) 214-l248.

          Please acknowledge receipt via EDGAR.


                                   Very truly yours,




                                   Deborah A. Docs
                                   Assistant Secretary



Enclosures
cc: Paul H. Dykstra, Esq.



MMA-296.LTR